Exhibit 3.2

Second Amended and Restated Bylaws

of

Chase Corporation

Adopted on November 15, 2023

10.	Action by Consent.	7

ARTICLE IV OFFICERS		7

1.	Enumeration.	7

2.	Appointment.	7

3.	Vacancies.	7

4.	Qualification.	8

5.	Tenure.	8

6.	Chairman and Vice Chairman of the Board.	8

7.	President and Vice President.	8

8.	Treasurer and Assistant Treasurers.	8

9.	Secretary and Assistant Secretary.	9

10.	Other Powers and Duties.	9

ARTICLE V RESIGNATIONS AND REMOVALS		9

1.	Resignation.	9

2.	Removal of Director.	9

3.	Removal of Officer.	9

4.	No Right to Compensation.	10

ARTICLE VI SHARES		10

1.	Amount Authorized.	10

2.	Share Certificates; Statements for Uncertificated Shares.	10

3.	Transfers.	11

4.	Record Date for Purposes Other Than Meetings.	11

5.	Replacement of Certificates.	11

ARTICLE VII INDEMNIFICATION		11

1.	Definitions.	11

2.	Indemnification of Directors and Officers.	12

3.	Advance of Expenses.	13

4.	Determination of Indemnification.	13

5.	Notification and Defense of Claim; Settlements.	14

6.	Insurance.	14

7.	Application of this Article.	14

ARTICLE VIII MISCELLANEOUS PROVISIONS		15

1.	Fiscal Year.	15

2.	Seal.	15

3.	Registered Agent and Registered Office.	15

4.	Execution of Instruments.	16

5.	Voting of Securities.	16

6.	Corporate Records to be Maintained and Available to All Shareholders.	16

7.	Amendments to Bylaws.	16

8.	Director Conflict of Interest	16

BYLAWS

OF

CHASE CORPORATION

ARTICLE I

ARTICLES OF ORGANIZATION

The name of the corporation shall be as set forth in the articles of organization. The corporation shall have the purpose of engaging in any lawful business, unless a more limited purpose is set forth in the articles of organization. The powers of the corporation shall be all powers as set forth in the Massachusetts Business Corporation Act (the “Act”), unless more limited powers or restrictions on any powers are set forth in the articles of organization. The powers of the corporation’s directors and shareholders, or any class of shareholders if the corporation has more than one class of shares, and all matters concerning the conduct and regulation of the business and affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the articles of organization. In the event of any inconsistency between the articles of organization and these bylaws, the articles of organization shall be controlling. All references in these bylaws to the articles of organization shall be construed to mean the articles of organization of the corporation as from time to time in effect.

ARTICLE II

SHAREHOLDERS

1.          Annual Meeting.

The annual meeting of shareholders shall be held on the date and at the time determined by the board of directors. The purposes for which an annual meeting is to be held include the election of directors and transacting such other business as may properly be brought before such meeting.

2.          Special Meetings.

A special meeting of shareholders, including a special meeting held in lieu of the annual meeting, may be called at any time by the president or by the directors. Upon written application of one or more shareholders who hold in the aggregate at least ten percent (10%) of all votes, which written application or applications shall be signed and dated by such shareholders and shall state the purpose for which the meeting is to be held, a special meeting shall be called by the secretary, or in case of the death, absence, incapacity or refusal of the secretary, by any other officer. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

3.          Place of Meetings.

The place at which any special or annual meeting of shareholders shall be held shall be fixed by the board of directors. Meetings of shareholders may be held at any physical location in or outside Massachusetts. Any adjourned session of any meeting of the shareholders shall be held at the place designated in the vote of adjournment, or if no such place is designated, at the same place or by the same remote communication method as the adjourned meeting.

In addition, the board of directors may authorize any meeting to be held solely by remote communication with no fixed physical location, or may authorize that any shareholder or proxy not physically present at a meeting may participate in the meeting and be deemed present and entitled to vote. In the event that any shareholder or proxy is permitted to participate in a meeting by means of remote electronic communication: (a) the corporation shall implement reasonable measures to verify that each person present and permitted to vote at a meeting is a shareholder or proxy; (b) the corporation shall implement reasonable measures to provide such shareholders and proxies a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (c) if a shareholder or proxy votes or takes other action by remote communication at the meeting, a record of the vote or other action shall be maintained by the corporation.

4.          Record Date for Purpose of Meetings.

The directors may fix in advance a time not more than seventy (70) days before the date of any meeting of shareholders as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof. In such case only shareholders of record on such date shall have such right, notwithstanding any transfer of shares on the books of the corporation after the record date. If no record date is fixed, the record date for determining shareholders having the right to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before the day on which notice is given. If any meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting, the directors shall fix a new record date.

5.          Notice of Meetings.

Written notice of the place, day and hour of all meetings of shareholders shall be given by the secretary, the assistant secretary or an officer designated by the directors, at least seven (7) days but no more than sixty (60) days before the meeting, to each shareholder entitled to vote thereat and to each shareholder who, by the Act, under the articles of organization or under the bylaws, is entitled to such notice. Notice of an adjourned meeting shall be given only if a new record date is fixed, in which case notice shall be given to all shareholders as of the new record date. The notice of a meeting shall state the purposes of the meeting. At a special meeting of shareholders, only business within the purpose or purposes described in the meeting notice may be conducted. Notice may be given by leaving such notice with the shareholder or at his residence or usual place of business, by mailing it, postage prepaid, and addressed to such shareholder at his address as it appears in the books of the corporation, by facsimile telecommunication directed to a number furnished by the shareholder for the purpose, by electronic mail to the electronic mail address of the shareholder as it appears in the books of the corporation, or by any other electronic transmission (defined as any process of communication that does not directly involve the physical transfer of paper and that is suitable for the retention, retrieval and reproduction of information by the recipient). The corporation shall be entitled to rely on the address of a shareholder last notified to the corporation. In case of the death, absence, incapacity or refusal of the secretary, the assistant secretary or the officer designated by the directors, such notice may be given by any other officer or by a person designated either by the secretary or by the person or persons calling the meeting or by the board of directors. Whenever notice of a meeting is required to be given to a shareholder under any provision of the Act or of the articles of organization or these bylaws, no such notice need be given to a shareholder, if (a) a written waiver of notice, executed before or after the meeting by such shareholder or his attorney, thereunto authorized, is filed with the records of the meeting, or (b) such shareholder attends such meeting without protesting, prior to or at the meeting’s commencement, the holding of the meeting or transacting business at the meeting.

6.          Shareholders List for Meeting.

After fixing a record date for a meeting of shareholders, the secretary shall prepare an alphabetical list of all shareholders who are entitled to notice of the meeting. The shareholders list shall be available for inspection by any shareholder, his agent or attorney during the period beginning two (2) days after notice of the meeting is given and continuing through the meeting at the corporation’s principal office, at a place identified in the meeting notice or, if the meeting is to be held only by remote communication, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. A shareholder or his agent or attorney may copy the list at the principal office at his own expense as permitted by the Act.

7.          Quorum.

At any meeting of the shareholders, a majority in interest of all the shares issued, outstanding and entitled to vote upon a question to be considered at such meeting shall constitute a quorum for the consideration of such question, except that, if two or more voting groups are entitled to vote upon such question as separate voting groups, then, in the case of each such voting group, a quorum shall consist of a majority of the votes entitled to be cast by the voting group for action on that matter. Notwithstanding the foregoing, shareholders, by a majority of the votes properly cast upon the question whether or not a quorum is present, may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. A share once represented for any purpose at a meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment thereof, unless (a) the shareholder attends solely to object to lack of notice, defective notice, or the conduct of the meeting on other grounds, and does not vote the shares or otherwise consent that they are to be deemed present; or (b) in the case of an adjournment, a new record date is or shall be set for that adjourned meeting.

8.          Voting and Proxies.

Unless otherwise provided by the articles of organization, each shareholder shall have one vote for each share held by him of record on the record date and entitled to vote on the question or questions to be considered at any meeting of the shareholders according to the records of the corporation. Shareholders may vote either in person or by proxy appointed by written appointment form signed by the shareholder or his attorney in fact. An appointment form shall be valid for the period stated therein, or, if no period is stated, for a period of eleven (11) months from the date the shareholder signed the form, or the date of its receipt by the secretary or his agent, if undated. Appointment forms shall be filed with the secretary or other officer or agent authorized to tabulate votes before being voted. Except as otherwise limited therein, appointment forms appointing proxies for a particular meeting shall entitle the persons named therein to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. An appointment form with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the appointment the corporation receives a specific written notice to the contrary from any one of them.  An appointment form purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise.

9.          Action at Meeting.

When a quorum of a voting group is present for the consideration of a matter at any meeting of the shareholders, favorable action on a matter, other than the election of directors, is taken by the voting group if a majority in interest of the shares present in person or by proxy and entitled to vote on such question votes in favor of the action, except where a larger vote is required by the Act, the articles of organization or these bylaws. Any election of directors by a voting group shall be determined by a plurality of the votes cast by shareholders in the voting group present in person or by proxy at the meeting and entitled to vote in the election. No ballot shall be required for such election unless requested by a shareholder present in person or by proxy at the meeting and entitled to vote in the election. Shares of the corporation are not entitled to vote if they are owned, directly or indirectly, by another entity of which the corporation owns, directly or indirectly, a majority of the voting interests. The corporation may, however, vote any shares, including its own shares, held by it, directly or indirectly, in a fiduciary capacity.

10.          Action without Meeting.

Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting by all shareholders entitled to vote on the action, or if the articles of organization so provide, by shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting, as evidenced by written consents of such shareholders that describe the action taken, are signed by shareholders having the requisite votes, bear the date of the signatures of such shareholders, and are delivered to the corporation for inclusion with the records of meetings within sixty (60) days of the date of the earliest dated consent delivered to the corporation. The corporation must, at least seven (7) days before it takes any action in reliance on consent obtained in accordance with this provision, give written notice of its intended action to shareholders not entitled to vote on the action in any case where the Act would require such notice if the action were to be taken by voting shareholders at a meeting, and, if the action will be taken with less than unanimous consent, to all shareholders entitled to vote who did not consent to the action. Such notice shall be accompanied by the same material that the Act or these bylaws would require to be sent to such shareholders with a notice of meeting. The corporation may, for convenience, specify an effective date for such consents, provided that the corporation shall not take action in reliance upon such consents except in compliance with the articles of organization and these bylaws.

11.         Electronic Action.

Any vote, consent, waiver, proxy appointment or other action by a shareholder shall be considered given in writing, dated and signed if it consists of an electronic transmission that allows the corporation to determine: (a) the date the transmission was sent; and (b) that the sender of the transmission was the relevant shareholder, proxy, or agent, or a person authorized to act on any such person’s behalf. The date on which the electronic transmission was sent shall be considered the date on which it was signed.

ARTICLE III

DIRECTORS

1.          Powers.

All corporate power shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a board of directors, subject to any limitation set forth in the articles of organization or in a shareholders’ agreement. In the event of a vacancy in the board of directors, the remaining directors may exercise the powers of the full board until the vacancy is filled.

2.          Election and Enlargement of Board.

The board of directors shall consist of at least one director. The board of directors shall consist of a number of directors not less than one and not more than ten, and within such range, the number of directors shall be fixed from time to time by vote of a majority of the directors then in office or by the shareholders. The number of directors may be decreased or increased beyond such range only by vote of the shareholders. No director need be a shareholder.

3.          Vacancies.

Any vacancy in the board of directors, including a vacancy resulting from the enlargement of the board, may be filled by the shareholders, by the board of directors, or if the directors remaining in office constitute fewer than a quorum, they may fill the vacancy by the vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the shareholders of that voting group or directors elected by that voting group are entitled to fill the vacancy.

4.          Tenure.

Except as otherwise provided by the articles of organization or by these bylaws, each director shall hold office until the next annual meeting of shareholders or the special meeting in lieu thereof and thereafter until such director’s successor is elected and qualified or until such director sooner dies, resigns, is removed or becomes disqualified.

5.          Committees.

The directors may, by vote of a majority of all directors then in office, elect from their number an executive or other committees, provided however that if the articles of organization or these bylaws provide that the number of directors required to take board action is greater than a majority of all directors then in office, then the vote of such greater number shall be required to elect any committee. Except as the directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these bylaws for the directors. The directors may delegate to any committee some or all of their powers except those which they are prohibited from delegating by any provision of law or by the articles of organization or these bylaws. Without limitation of the foregoing, a committee may not (a) authorize distributions; (b) approve or propose to shareholders action that is required by law to be approved by shareholders; (c) change the number of the board of directors, remove directors from office or fill vacancies on the board of directors; (d) amend the articles of organization; (e) adopt, amend or repeal the bylaws; or (f) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors.

6.          Meetings.

Regular meetings of the directors may be held without call or notice at such places and at such times as the directors may from time to time determine. Any or all of the directors may participate in a meeting of the directors or of a committee thereof by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting; and participation by such means shall constitute presence in person at any such meeting.

A regular meeting of the directors may be held immediately following the annual meeting of shareholders, or special meeting in lieu thereof, at the same place as such shareholders’ meeting. Special meetings of the directors may be held at any time and place designated in a call of the meeting by the chairman of the board, if any, the president or two or more directors.

7.          Notice of Special Meetings.

Notice of the date, time and place of all special meetings of the directors shall be given to each director by the secretary, or assistant secretary, or by the officer or one of the directors calling the meeting. Notice shall be given to each director in person, by telephone, voice mail, facsimile telecommunication, telegram or other electronic means sent to his usual or last known business or home address or phone number or by electronic mail to the electronic mail address of the director as last notified to the corporation at least twenty-four (24) hours in advance of the meeting or by mailing it to either such business or home address at least forty-eight (48) hours in advance of the meeting. Notice need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting, prior to or at the meeting’s commencement, the lack of notice to him. A notice or waiver of notice of a directors’ meeting need not specify the purposes of the meeting.

8.          Quorum.

At any meeting of the directors, a quorum of the board of directors shall be a majority of the directors in office immediately before the meeting begins. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

9.          Action at Meeting.

If a quorum is present when a vote is taken, the vote of a majority of the directors present is an act of the board of directors, unless the articles of organization or these bylaws require the vote of a greater number of directors.

10.          Action by Consent.

Any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all directors then in office consent to the action in a writing signed by each director, or by electronic transmission delivered to the corporation to the address specified by the corporation for the purpose or, if no address is specified, to the principal office of the corporation addressed to the secretary or other officer or agent having custody of the records of proceedings of directors, provided that such written consents and/or electronic transmissions shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by written consent is effective when the last director signs or delivers consent, unless the consent specifies a different effective date. Consents given in accordance with this provision shall be treated as a vote of the directors for all purposes.

ARTICLE IV

OFFICERS

1.          Enumeration.

The officers of the corporation shall consist of a president, a treasurer, a secretary, and such other officers, if any, including a chairman and a vice chairman of the board of directors, one or more vice presidents, assistant treasurers and assistant secretaries, as the incorporators at their initial meeting or the directors from time to time may choose or appoint.

2.          Appointment.

The president, treasurer and secretary shall be appointed annually by the directors at their first meeting following the annual meeting of shareholders or the special meeting in lieu thereof. Other officers, if any, may be appointed by the board of directors at such meeting or at any other time.

3.          Vacancies.

If any office becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the directors may choose a successor or successors, who shall hold office for the unexpired term, except as otherwise provided by the Act, by the articles of organization or by these bylaws.

4.          Qualification.

The president may, but need not be, a director. No officer need be a shareholder. Any two or more offices may be held by the same person. Any officer may be required by the directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the directors may determine.

5.          Tenure.

Except as otherwise provided by the articles of organization or by these bylaws, the president, treasurer and secretary shall hold office until the first meeting of the directors following the annual meeting of shareholders or the special meeting in lieu thereof, and thereafter until such officer’s successor is chosen and qualified; and all other officers shall hold office until the first meeting of the directors following the annual meeting of the shareholders or the special meeting in lieu thereof, unless a shorter term is specified in the vote choosing or appointing them, or in each case until such officer sooner dies, resigns, is removed or becomes disqualified.

6.          Chairman and Vice Chairman of the Board.

A chairman or vice chairman of the board of directors shall have such powers as the directors may from time to time designate. Unless the board of directors otherwise specifies, the chairman of the board, or in his absence the vice chairman, shall preside at all meetings of the shareholders and of the board of directors. The chairman or vice chairman must be a director.

7.          President and Vice President.

Except as otherwise determined by the directors, the president shall be the chief executive officer of the corporation and shall, subject to the direction of the directors, have general supervision and control of its business. Unless the board of directors otherwise specifies, in the absence of the chairman and vice chairman, if any, of the board of directors, the president shall preside, when present, at all meetings of shareholders and of the board of directors.

Any vice president shall have such powers as the directors may from time to time designate.

8.          Treasurer and Assistant Treasurers.

The treasurer shall, subject to the direction of the directors, be the chief financial and accounting officer of the corporation and shall have general charge of the financial concerns of the corporation and the care and custody of the funds and valuable papers of the corporation, and books of account and accounting records. He shall have power to endorse for deposit or collection all notes, checks, drafts, and other obligations for the payment of money payable to the corporation or its order, and to accept drafts on behalf of the corporation.

Any assistant treasurer shall have such powers as the directors may from time to time designate.

9.           Secretary and Assistant Secretary.

Unless a transfer agent is appointed, the secretary shall keep or cause to be kept the share and transfer records of the corporation in which are contained the names of all shareholders and the record address and the amount of shares held by each. The secretary shall record all proceedings of the shareholders in a paper record, or in another form capable of conversion into a paper record within a reasonable time. Such records shall be kept at the principal office of the corporation or at the office of its transfer agent or of the secretary and shall be open at all reasonable times to the inspection of any shareholder.

If a secretary is elected, he shall record all proceedings of the directors in a paper record, or in another form capable of conversion into a paper record within a reasonable time. Any assistant secretary shall have such powers as the directors may from time to time designate. In the absence of the secretary from any meeting of the directors, any assistant secretary, or a temporary secretary designated by the person presiding at such meeting, shall record such proceedings.

10.         Other Powers and Duties.

Each officer shall, subject to these bylaws, have in addition to the duties and powers specifically set forth in these bylaws, such duties and powers as are customarily incident to his office, and such duties and powers as the directors may from time to time designate.

ARTICLE V

RESIGNATIONS AND REMOVALS

1.           Resignation.

Any director or officer may resign at any time by delivering his resignation in writing to the chairman of the board, if any, the president, the treasurer or the secretary or to a meeting of the directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time.

2.           Removal of Director.

A director (including persons elected by directors to fill vacancies in the board) may be removed from office (a) with or without cause by majority vote of the shareholder voting group entitled to appoint such director, or (b) with cause by vote of the greater of a majority of the directors then in office or of the number of directors otherwise required to take an action of the board, except that if a director is appointed by a voting group of shareholders, only directors appointed by that voting group may vote to remove him. A director may be removed by the shareholders or the directors only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

3.           Removal of Officer.

The directors may remove any officer at any time with or without cause.

4.          No Right to Compensation.

No director or officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director or officer removed, shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless in the case of a resignation, the directors, or in the case of a removal, the body acting on the removal, shall in their or its discretion provide for compensation.

ARTICLE VI

SHARES

1.          Amount Authorized.

The total number of authorized shares shall be as fixed in the articles of organization.

2.          Share Certificates; Statements for Uncertificated Shares.

Shares of the corporation may be certificated or uncertificated. Each shareholder shall be entitled to: (a) for certificated shares, a certificate of the shares of the corporation setting forth the number of shares and the class and the designation of the series in such form as shall, in conformity with law, be prescribed from time to time by the directors; and (b) for uncertificated shares, a written information statement setting forth the number of shares and the class and the designation of the series of the shares. Each certificate shall be signed by any two of the following officers: the president, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary, either by real or facsimile signatures, and may bear the corporate seal or its facsimile. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

Every certificate or information statement for shares which are subject to any restriction on transfer pursuant to the articles of organization, the bylaws or any agreement to which the corporation is a party shall have the restriction noted conspicuously on the certificate or information statement and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy thereof to the holder of such certificate or statement upon written request and without charge. Every certificate or statement issued when the corporation is authorized to issue more than one class or series of shares shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate or statement upon written request and without charge.

3.           Transfers.

Subject to the restrictions, if any, stated or noted on the share certificates or information statements, shares may be transferred on the books of the corporation by: (a) for certificated shares, the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require; and (b) for uncertificated shares, by delivery to the corporation or its transfer agent of an instruction with a request to register a transfer properly executed by the transferring shareholder, and with such proof of authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by the Act, by the articles of organization or by these bylaws, the corporation shall be entitled to treat the record holder of shares as shown on its books as the owner of such shares for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such shares, until the shares have been transferred on the books of the corporation in accordance with the requirements of these bylaws.

4.           Record Date for Purposes Other Than Meetings.

The directors may fix in advance a time not more than seventy (70) days preceding the date for the payment of any dividend or the making of any distribution to shareholders or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to receive such dividend or distribution or the right to express such consent or dissent. In such case only shareholders of record on such date shall have such right, notwithstanding any transfer of shares on the books of the corporation after the record date. If no record date is fixed, the record date for determining shareholders shall be at the close of business on the day on which the board of directors acts with respect thereto.

5.           Replacement of Certificates.

In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the directors may prescribe.

ARTICLE VII

INDEMNIFICATION

1.           Definitions.

As used in this Article, the following words shall have the following meanings unless the context requires otherwise:

The word, “corporation”, includes any domestic or foreign predecessor entity of the corporation in a merger.

The word, “director” or “officer”, means an individual who is or was a director or officer, respectively, of the corporation or who, while a director or officer of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation’s request if his or her duties to the corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. “Director” or “officer” includes, unless the context requires otherwise, the estate or personal representative of a director or officer.

The word, “disinterested director”, means a director who, at the time of a vote or selection referred to in Section 4 of this Article, is not (i) a party to the proceeding, or (ii) an individual having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director’s judgment when voting on the decision being made.

The word, “expenses”, includes counsel fees.

The word, “liability”, means the obligation to pay a judgment, settlement, penalty, fine including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

The word, “party”, means an individual who was, is, or is threatened to be made, a defendant or respondent in a proceeding.

The word, “proceeding”, means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

2.          Indemnification of Directors and Officers.

(a)   Except as otherwise provided in this Section, the corporation shall indemnify to the fullest extent permitted by law an individual who is a party to a proceeding because he or she is a director or officer against liability incurred in the proceeding if: (i) (A) he or she conducted himself or herself in good faith; and (B) he or she reasonably believed that his or her conduct was in the best interests of the corporation or that his or her conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or (ii) he or she engaged in conduct for which he or she shall not be liable under a provision of the articles of organization authorized by Section 2.02(b)(4) of the Act or any successor provision to such Section.

(b)   A director’s or officer’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his or her conduct was at least not opposed to the best interests of the corporation.

(c)   The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director or officer did not meet the relevant standard of conduct described in this Section.

(d)   Unless ordered by a court, the corporation may not indemnify a director or officer under this Section if his or her conduct did not satisfy the standards set forth in subsection (a) or subsection (b).

3.          Advance for Expenses.

The corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because he or she is a director or officer if he or she delivers to the corporation:

(a)    a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Section 2 of this Article or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of organization as authorized by Section 2.02(b)(4) of the Act or any successor provision to such Section; and

(b)   his or her written undertaking to repay any funds advanced if he or she is not wholly successful, on the merits or otherwise, in the defense of such proceeding and it is ultimately determined pursuant to Section 4 of this Article or by a court of competent jurisdiction that he or she has not met the relevant standard of conduct described in Section 2 of this Article. Such undertaking must be an unlimited general obligation of the director or officer but need not be secured and shall be accepted without reference to the financial ability of the director or officer to make repayment.

4.          Determination of Indemnification.

The determination of whether a director has met the relevant standard of conduct set forth in Section 2 of this Article shall be made:

(a)   if there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested directors appointed by vote;

(b)   by special legal counsel (i) selected in the manner prescribed in clause (a) above; or (ii) if there are fewer than two disinterested directors, selected by the board of directors, in which selection directors who do not qualify as disinterested directors may participate; or

(c)   by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

5.          Notification and Defense of Claim; Settlements.

(a)    In addition to and without limiting the foregoing provisions of this Article and except to the extent otherwise required by law, it shall be a condition of the corporation’s obligation to indemnify under Section 2 of this Article (in addition to any other condition provide in these bylaws or by law) that the person asserting, or proposing to assert, the right to be indemnified, must notify the corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such person for which indemnity will or could be sought, but the failure to so notify shall not affect the corporation’s obligation to indemnify except to the extent the corporation is adversely affected thereby. With respect to any proceeding of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to such person. After notice from the corporation to such person of its election so to assume such defense, the corporation shall not be liable to such person for any legal or other expenses subsequently incurred by such person in connection with such action, suit, proceeding or investigation other than as provided below in this subsection (a). Such person shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of such person unless (i) the employment of counsel by such person has been authorized by the corporation, (ii) counsel to such person shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and such person in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for such person shall be at the expense of the corporation, except as otherwise expressly provided by this Article. The corporation shall not be entitled, without the consent of such person, to assume the defense of any claim brought by or in the right of the corporation or as to which counsel for such person shall have reasonably made the conclusion provided for in clause (ii) above.

(b)   The corporation shall not be required to indemnify such person under this Article for any amounts paid in settlement of any proceeding unless authorized in the same manner as the determination that indemnification is permissible under Section 4 of this Article, except that if there are fewer than two disinterested directors, authorization of indemnification shall be made by the board of directors, in which authorization directors who do not qualify as disinterested directors may participate. The corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on such person without such person’s written consent. Neither the corporation nor such person will unreasonably withhold their consent to any proposed settlement.

6.          Insurance.

The corporation may purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation, or who, while a director or officer of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article.

7.          Application of this Article.

(a)  The corporation shall not be obligated to indemnify or advance expenses to a director or officer of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided.

(b)  This Article shall not limit the corporation’s power to (i) pay or reimburse expenses incurred by a director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party or (ii) indemnify, advance expenses to or provide or maintain insurance on behalf of an employee or agent.

(c)  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be considered exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.

(d)    Each person who is or becomes a director or officer shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article. All rights to indemnification under this Article shall be deemed to be provided by a contract between the corporation and the person who serves as a director or officer of the corporation at any time while these bylaws and the relevant provisions of the Act are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

(e)   If the laws of the Commonwealth of Massachusetts are hereafter amended from time to time to increase the scope of permitted indemnification, indemnification hereunder shall be provided to the fullest extent permitted or required by any such amendment.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

1.          Fiscal Year.

The fiscal year of the corporation shall end on the date determined from time to time by the board of directors.

2.          Seal.

The seal of the corporation, if any, shall, subject to alteration by the directors, consist of a flat-faced circular die with the word “Massachusetts”, together with the name of the corporation and the year of its organization cut or engraved thereon.

3.          Registered Agent and Registered Office.

The corporation shall continuously maintain in Massachusetts: (a) a registered agent who may be an officer of the corporation or another individual, a domestic corporation or not-for-profit domestic corporation, or a foreign corporation or not-for-profit foreign corporation qualified to do business in Massachusetts; and (b) a registered office, which may, but need not be, the same as any of its places of business. The business office of the registered agent shall also be the registered office of the corporation. The corporation shall record any change of its registered office or registered agent by filing a statement of change with the Secretary of the Commonwealth.

4.          Execution of Instruments.

All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed on behalf of the corporation shall be signed by the chairman of the board, if any, the president or the treasurer except as the directors may generally or in particular cases otherwise determine.

5.          Voting of Securities.

Except as the directors may otherwise designate, the president or treasurer may waive notice of, act and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of the shareholders, members or other constituent parties of any other corporation, organization or entity in which the corporation holds securities or other type of ownership interest.

6.          Corporate Records to be Maintained and Available to All Shareholders.

The corporation shall keep in Massachusetts at the principal office of the corporation, or at an office of its transfer agent, secretary, assistant secretary or registered agent, a copy of the following records: (a) its articles of organization and bylaws then in effect; (b) resolutions adopted by the directors creating classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding; (c) the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years; (d) all written communications to shareholders generally during the past three years, including annual financial statements issued pursuant to the Act; (e) a list of the names and business addresses of its current directors and officers; and (f) its most recent annual report delivered to the Massachusetts Secretary of the Commonwealth. Said copies and records may be kept in written form or in another form capable of conversion into written form within a reasonable time. A shareholder is entitled to inspect and copy such records, during regular business hours at the office at which they are maintained, on written notice given at least five (5) business days before the date he wishes to inspect and copy.

7.          Amendments to Bylaws.

These bylaws may at any time be amended by vote of the shareholders or may be amended by vote of a majority of the directors then in office, except that bylaw provisions dealing with quorum or voting requirements for shareholders, including additional voting groups, may not be adopted, amended or repealed by the board of directors. Notice of any change to the bylaws by the directors, stating the substance of such change, shall be given to all shareholders entitled to vote on amending the bylaws not later than the time that notice of the shareholders’ meeting next following such change is required to be given.

8.          Director Conflict of Interest.

A conflict of interest transaction is a transaction with the corporation in which a director has a material direct or indirect interest (an “Interested Director”). Without limiting the interests that may create conflict of interest transactions, a director has an indirect interest in a transaction if another entity in which he has a material financial interest or in which he is a general partner is a party to the transaction (a “Related Party”), or if another entity of which he is a director, officer, or trustee or in which he holds another position is a party to the transaction and the transaction is or should be considered by the board of directors of the corporation.

A conflict of interest transaction is not voidable by the corporation solely because of the director’s interest in the transaction if: (a) the material facts of the transaction and the director’s interest were disclosed or known to the board or a committee of the board, and the board or committee authorized, approved or ratified the transaction by the vote of a majority of the directors on the board or committee who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified by a single director; (b) the material facts of the transaction and the director’s interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction by the vote of a majority of the shares entitled to vote or (c) the transaction was fair to the corporation. In the case of clause (b) above, shares owned by or voted under the control of any Interested Director or Related Party shall not be entitled to vote.